COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                          THREE MONTHS ENDED                     NINE MONTHS ENDED
                                             SEPTEMBER 30                           SEPTEMBER 30
                                    -----------------------------          -----------------------------
                                       1997               1996                1997               1996
                                    ----------         ----------          ----------         ----------
                                              (In thousands except per share amounts)

Weighted average shares
 outstanding                           21,891             21,891               21,891            21,327
Net effect of dilutive
 stock options-based on the
 treasury stock method using
 average market price                                          2
                                    ----------         ----------           ----------        ----------
                                       21,891             21,893               21,891            21,327
                                    ==========         ==========           ==========        ==========

 Net income (Loss)                  $  (6,268)         $   1,878            $  (8,265)        $ (54,870)
                                    ==========         ==========           ==========        ==========

Per share amounts:
  Net income (loss)
  per share                         $    (.29)         $     .09            $    (.38)        $   (2.57)
                                    ==========         ==========           ==========        ==========

Net income (loss)                   $  (6,268)         $   1,878            $  (8,265)        $ (54,870)
  Less preferred dividends              2,635              2,632                7,899             5,764
                                    ----------         ----------           ----------        ----------

  Net income (loss)
    attributable to
    common shareholders             $  (8,903)         $    (754)           $ (16,164)        $ (60,634)
                                    ==========         ==========           ==========        ==========


Per share amounts
   attributable to common
   shareholders:
 Net income (loss) per
   share attributable to
   common shareholders              $    (.41)         $    (.03)           $    (.74)        $   (2.84)
                                    ==========         ==========           ==========        ==========

               COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                  (continued)


                                          THREE MONTHS ENDED                     NINE MONTHS ENDED
                                             SEPTEMBER 30                           SEPTEMBER 30
                                    -----------------------------          -----------------------------
                                       1997               1996                1997               1996
                                    ----------         ----------          ----------         ----------
                                              (In thousands except per share amounts)
Fully diluted earnings
 per share:
  Average shares outstanding                              21,891
  Net effect of dilutive
   stock options-based on the
   treasury stock method using
   average market price                                        2
  Assumed conversion of 6%
   convertible bonds                                       1,949
  Assumed conversion of 6 3/8%
   convertible bonds                                       3,880
  Assumed conversion of MARCS                              7,078
                                    ----------         ----------
                                                          34,800
                                    ==========         ==========

Net income                          $                  $   1,878
Add 6% convertible bond
 interest net of federal
 income tax effect                                           513
Add 7% convertible bond
 interest net of federal
 income tax effect
Add 6 3/8% convertible bond
 interest net of federal
 income tax effect                                         1,104
Less adjustment for capitalized
 interest                                                 (1,442)
                                    ----------         ----------
Income from continuing
 operations                         $                  $   2,052
                                    ==========         ==========


Per share amounts:
Earnings from continuing
 operations                         $                  $     .06
                                    ==========         ==========


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